Exhibit 10.67
2020 Amendment to the Truist Financial Corporation
Amended and Restated Non-Employee Directors' Deferred Compensation Plan
The Truist Financial Corporation Amended and Restated Non-Employee Directors' Deferred Compensation Plan (formerly named the BB&T Corporation Amended and Restated Non-Employee Directors' Deferred Compensation Plan) is hereby amended, pursuant to Section 10 thereof, effective January 1, 2021 as follows, to provide Non-Employee Directors the opportunity to defer the payment, in shares of TFC Stock, of their RSU Awards:
1.Section 2 is amended by the addition of the following subsections:
2.31"RSU" means a restricted stock unit granted pursuant to and subject to the provisions of the Truist Financial Corporation 2012 Incentive Plan.
2.32"RSU Award" means an award of RSUs made to a Non-Employee Director, under the annual equity award program for Non-Employee Directors, which are deferred by a Participant pursuant to the terms of this Plan.
2.33"Deferred RSU Account" means the portion of a Participant's Deferred Compensation Account attributable to RSU Awards deferred by a Participant under this Plan.
2.34"TFC Stock" means Truist Financial Corporation common stock, $5.00 par value per share.
2.The second sentence of Section 2.13 is amended by the addition of", as applicable, a Deferred RSU Account," after "shall include."
3.    The second sentence of Section 3.1.1 is amended by the addition of "and/or RSU Award" after "the type and amount of fees."
4.The third sentence of Section 3.1.1 is amended to read as follows; "Subject to compliance with Section 409A, a Participant may defer receipt of (i) an amount equal to 0%, 50% or 100% of the Retainer Fee; (II) 0%, 50% or 100% of the Meeting Fees; and/or (iii) 100% of the RSU Award, otherwise payable or awarded to the Participant for Services to be performed after the date of a Participant's execution of a Deferral Election Form."
5.Section 3.1.2 is amended by the addition of the following at the end thereof: "or as of the date the RSU Award would have been granted or payable had no Deferral Election Form been executed by the Participant."
6.    Section 3.1.3(b)(i) is amended by the addition of", or grants and payments of RSU Awards," after "defer the portion of the Retainer Fee and Meeting Fees to be earned" ; and by changing "services" to "Services".
7.Section 3.3.2(a)(i) is amended by the addition of, "except as otherwise provided in Section 3.10 regarding a Participant's Deferred RSU Account" at the end thereof.
8.The second sentence of Section 3.3.2(b) is amended by the addition of,"except as otherwise provided in Section 3.10 regarding a Participant's Deferred RSU Account," after "Payment of his vested Accrued Benefit."

9.Section 3.3.2(d) is amended by the addition of the following at the end thereof: ", provided, however that amounts credited to the Participant's Deferred RSU Account shall be paid in whole shares of TFC Stock, with any fractional share amounts to be paid in cash."
10.The last sentence of Section 3.3.3(a) is amended by the addition of the following at the end thereof: ", provided, however, that amounts credited to the Participant's Deferred RSU Account shall be paid in whole shares of TFC Stock, with any fractional share amounts to be paid in cash."
11.The following new Section 3.9 is added:
3.9Deferred RSU Account. Notwithstanding provisions of Section 3 to the contrary, the Deferred RSU Account of a Participant shall be credited with any RSU Awards deferred under the Plan in the number of shares of TFC Stock deemed equal to the number of RSUs underlying the Participant's deferred RSU Awards. Deemed shares of TFC Stock credited to a Participant's Deferred RSU Account shall be deemed to earn cash dividends, which are deemed used to purchase additional deemed shares of TFC Stock (which deemed shares of TFC Stock shall be credited to the Participant's Deferred RSU Account) on the date cash dividends on actual shares of TFC Stock would otherwise have been paid to the Non-Employee Director in cash. The number of additional shares of TFC Stock deemed to be purchased shall be equal to the number of deemed shares of TFC Stock allocated to each Participant's Deferred RSU Account on the date a cash dividend is paid on shares of TFC Stock, multiplied by the amount of the actual cash dividend per share of TFC Stock and divided by the closing price of a share of TFC Stock on the date such cash dividend is paid. An appropriate adjustment in the credits to made to each Participant's Deferred RSU Account or the shares of TFC Stock deemed purchased for such Deferred RSU Account shall be made whenever dividends are paid other than in cash or there is a stock split or other adjustment or distribution made by Truist Financial Corporation with respect to shares of TFC Stock. The value of a Participant's Deferred RSU Account shall be determined as of the first day in each calendar quarter based on the number of the shares of TFC Stock deemed purchased with such credits times the closing price of a share of TFC Stock for the last business day of the immediately preceding calendar quarter.
12.The following new Section 3.10 is added:
3.10Deferred RSU Awards. Provided the Participant satisfies the terms and conditions of the applicable RSU Award, payment of the Participant's Deferred RSU Account shall commence on January 31 of the calendar year immediately following the calendar year of the Participant's Separation from Service ("Deferred RSU Payment Commencement Date") in one of the following forms of payment that the Participant elected in his or her Deferral Election Form:
(a)Lump sum, on the Deferred RSU Payment Commencement Date, in the form of shares of TFC Stock as provided in Section 3.3.2(d).
(b)Five annual installments in the form of shares of TFC Stock as provided in Section 3.3.2(d), with the first installment paid on the Deferred RSU Payment Commencement Date. The amount payable each calendar year shall be determined by multiplying the Participant's Deferred RSU Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. The second annual installment through the fifth annual installment shall be paid on the anniversary of the first annual installment.

(c)Ten annual installments in the form of shares of TFC Stock as provided in Section 3.3.2(d), with the first installment paid on the Deferred RSU Payment Commencement Date. The amount payable each calendar year shall be determined by multiplying the Participant's Deferred RSU Account by a fraction, the numerator of which shall be one and the denominator of which shall be the number of installments remaining after such installment has been paid plus one. The second annual installment through the tenth annual installment shall be paid on the anniversary of the first annual installment.
13.The following is added to Section 9 at the end thereof: "For the avoidance of doubt, this Section 9 shall apply to any RSU Awards deferred by a Participant pursuant to the terms of this Plan."

Truist Financial Corporation

By: /s/ Ellen Fitzsimmons

Title: Chief Legal Officer & Head of Enterprise Diversity
Date: January 7, 2021

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